SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 11, 2004

Speedemissions, Inc.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-49688 (Commission File Number)	33-0961488 (I.R.S. Employer Identification No.)

1139 Senoia Road, Suite B Tyrone, Georgia 30290 (Address of principal executive offices) (zip code)

(770) 306-7667 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Item 2.01   Acquisition or Disposition of Assets

On June 11, 2004, Speedemissions, Inc. (the “Company”) completed the acquisition of all of the assets (the “Acquired Assets”) of BB&S Emissions, LLC (the “Seller”). The Acquired Assets constitute all of the business assets of one (1) emissions testing center in the Atlanta, Georgia area, which the Company intends to continue to operate under the Speedemissions name. After taking into consideration the Acquired Assets, the Company now operates nineteen (19) emissions testing centers in the Atlanta, Georgia and Houston, Texas metropolitan areas.

In exchange for the Acquired Assets, the Company paid the purchase price of $125,000 in cash (the “Purchase Price”) to the Seller, and agreed to assume a real property lease and two equipment leases. The Seller is an unrelated party to the Company and its affiliates, and the Purchase Price was determined by arms-length negotiations. The Purchase Price was paid in cash by the Company using funds raised in a private placement of $210,000.

Item 9.01       Financial Statements

On June 18, 2004, the Company filed a Current Report on Form 8-K describing the BB&S transaction and indicating that financial statements related to the acquisition would be filed in an amended 8-K on or before August 25, 2004.

Upon review of the transaction, the Company has determined that, under Rule 3-05 of Regulation S-X, financial statements are not required to be filed.

EXHIBITS

Item No.	Description

2.1 (1)	Asset Purchase Agreement dated June 11, 2004

2.2 (1)	Bill of Sale and Assignment dated June 11, 2004

(1)   Incorporated by reference from the Company’s Current Report on Form 8-K dated June 17, 2004 and filed with the Commission on June 18, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 23, 2004	Speedemissions, Inc.,
a Florida corporation

/s/ Richard A. Parlonteiri

By: Richard A. Parlonteiri
Its: President

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